EXHIBIT 3.1
As amended through December 16, 2008
BY-LAWS
of
LIZ CLAIBORNE, INC.
(A Delaware Corporation)
ARTICLE I
Offices
     Section 1.   Offices. The corporation shall maintain a registered office in the State of Delaware as required by law. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate.
ARTICLE II
Stockholders
     Section 1.   Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors may from time to time designate.
     Section 2.   Annual Meetings. Annual meetings of stockholders shall be held on such date during the month of April, May or June of each year and at such time as the Board of Directors shall from time to time designate. At each annual meeting the stockholders shall elect a class of the Board of Directors to hold office for a term expiring at the third succeeding annual meeting and transact such other business as may be properly brought before the meeting.
     Section 3.   Special Meetings. Unless otherwise prescribed by law or the Restated Certificate of Incorporation (such certificate, as amended from time to time, including resolutions adopted from time to time by the Board of Directors establishing the designation, rights, preferences and other terms of any class or series of capital stock, the “certificate of incorporation”), the Board of Directors shall have the exclusive power to call special meetings of the stockholders. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

     Section 4.   Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.
     Section 5.   Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Whether or not a quorum is present, the chairman of the meeting, or the stockholders entitled to vote thereat, present or represented by proxy, holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon, shall have the power to adjourn the meeting from time to time, without notice other than, except as required by law, announcement at the meeting of the date, time, and place of the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled thereto. When a quorum is once present, it is not broken by subsequent withdrawal of any stockholder.
     Section 6.   Voting. (a) At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by law, in the certificate of incorporation or these by-laws, shall have one vote for each such share standing in his name on the books of the corporation.
     (b) Except as provided in the certificate of incorporation, a nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected as of the date that is ten days prior to the date that the corporation first mails its notice of meeting for such meeting to the stockholders, then the directors shall be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 6 of Article II, a majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director).
     (c) Except as otherwise required by law, the certificate of incorporation or these by-laws, all matters brought before any meeting of the stockholders, other than the election of directors, shall be decided by a vote of the holders of a majority of shares of stock of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.
     Section 7.   Inspectors of Election. The Board of Directors, or, if the Board of Directors shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any stockholders’ meeting for the election of directors.
     Section 8.   Chairman of Meetings. The Chief Executive Officer or the Chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence of both the Chief Executive Officer and the Chairman of the Board of Directors, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.
     Section 9.   Secretary of Meetings. The Secretary of the corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.
     Section 10.   Advance Notice of Stockholder Proposed Business at Annual Meetings. (a) To be properly brought before an annual meeting of the stockholders, the proposal of business (other than the nomination of a person for election as a director, which is governed by Section 11 of this Article II and Article Sixth of the certificate of incorporation), must be either (i) specified in the notice of meeting (or supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any committee thereof) or (iii) otherwise properly brought before the meeting by any stockholder of the corporation (A) who was a stockholder of record of the corporation at the time the notice provided for in this Section 10 of Article II is delivered to the Secretary and at the time of the annual meeting, (B) who is entitled to vote at the meeting, and (C) who complies with the notice procedures set forth in this Section 10 of Article II. The foregoing clause (iii) shall be the exclusive means for a stockholder to submit such business before any meeting of stockholders of the corporation (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). For any business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 11 of this Article II), the stockholder must have given, in proper form, timely notice thereof in writing to the Secretary of the corporation and any such proposed business must be a proper matter for stockholder action. To be timely for the purposes of this Section 10 of Article II, a stockholder’s notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid to the Secretary of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting for which notice has been given or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 10 of Article II.

     (b) To be in proper form for the purposes of this Section 10 of Article II, each stockholder’s notice shall set forth (as of the date of the stockholder’s notice, as updated and supplemented as provided in this Section 10 of Article II):
     (i) as to any business that the stockholder proposes to bring before an annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the annual meeting, (D) any direct or indirect material interest in such business (whether by security holdings or otherwise) of any Proponent Person (as defined below) and (E) any other information relating to any Proponent Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and
     (ii) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the proposal of business is made, and any person controlling, directly or indirectly, or acting in concert with, such stockholder and/or such beneficial owner, or any associate of such person (each a, “Proponent Person”) (A) the name and address of such stockholder, as they appear on the corporation’s books, and of any other Proponent Person, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by any Proponent Person, (C) a description of any agreement, arrangement or understanding with respect to the proposal between or among any Proponent Person, (D) a description of any agreement, arrangement or understanding (with respect to any derivative, swap or other transaction) that has been entered into, directly or indirectly, by, or on behalf of, any Proponent Person, the effect or intent of which is to give any Proponent Person the economic benefits and risks similar to ownership of shares of capital stock of the corporation, including any opportunity to profit or otherwise benefit (or be subject to risk) by virtue of the value of such derivative, swap or other transaction being determined by reference to the price, value or volatility of any such shares (“Derivative Arrangements”), (E) a description of any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement or understanding pursuant to which any Proponent Person has a right to vote any shares of capital stock of the corporation, including rights arising from or in connection with any borrowing or lending of such shares, (F) a description of any agreement, arrangement or understanding, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, that has been entered into, directly or indirectly, by, or on behalf of, any Proponent Person, the effect or intent of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of capital stock of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, any such Proponent Person with respect to such shares, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of such shares (“Short Interests”), (G) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; (H) a representation whether any Proponent Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal at an annual meeting and/or (2) otherwise to solicit proxies from stockholders in support of such proposal and (I) in the case of a beneficial owner, evidence establishing such beneficial owner’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual or special meeting of the stockholders, provided any disclosure pursuant to the foregoing clauses (A) through (H) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proponent Person solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 10 of Article II on behalf of a beneficial owner. The notice requirements applicable to this Section 10 of Article II shall be deemed satisfied by a stockholder with respect to business (other than a nomination) if the stockholder has notified the corporation of its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.
     (c) Derivative Arrangements shall be disclosed pursuant to the forgoing provision of Section 10(b) of this Article II without regard to whether (i) the derivative, swap or other transactions convey any voting rights in shares of capital stock of the corporation to any Proponent Person that has entered into, directly or indirectly, any such Derivative Arrangement, (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (iii) any Proponent Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions.
     (d) A stockholder giving notice of a proposal of business pursuant to this Section 10 of Article II shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.
     (e) Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
     (f) Notwithstanding the foregoing provisions of this Section 10 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10 of Article II; provided however, that any references in this Section 10 of Article II to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 10 of Article II. Nothing in this Section 10 of Article II shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the certificate of incorporation or these by-laws.

     Section 11.   Advance Notice of Stockholder Nomination for Election of Board of Directors. In addition to the information to be provided by the stockholder to the Secretary pursuant to Article Sixth of the certificate of incorporation, to be in proper form, such stockholder’s notice to the Secretary shall also set forth (as of the date of the stockholder’s notice, as updated and supplemented as provided in this Section 11 of Article II):
     (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) any information, not required under Article Sixth of the certificate of incorporation, relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and
     (b) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made, and any person controlling, directly or indirectly, or acting in concert with, such stockholder and/or such beneficial owner, or any associate of such person (each a, “Nominating Person”) (i) the name and record address of the stockholder, as they appear on the corporation’s books, and of any other Nominating Person, (ii) the class or series and number of shares of capital stock of the corporation which are owned of record and beneficially by any Nominating Person, (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (iv) a description of any Derivative Arrangement that has been entered into, directly or indirectly, by, or on behalf of, any Nominating Person, (v) a description of any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement or understanding pursuant to which any Nominating Person has a right to vote any shares of capital stock of the corporation, including rights arising from or in connection with any borrowing or lending of such shares, (vi) a description of any Short Interest that has been entered into, directly or indirectly, by, or on behalf of, any Nominating Person, (vii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (viii) any other information relating to any Nominating Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ix) a representation whether any Nominating Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination and (x) in the case of a beneficial owner, evidence establishing such beneficial owner’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual or special meeting of the stockholders, provided any disclosure pursuant to the foregoing clauses (i) through (ix) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the stockholder directed to prepare and submit the information required by this Section 11 of Article II on behalf of a beneficial owner. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation and the impact that such service would have on the ability of the corporation to satisfy the requirements of laws, rules, regulations and listing standards applicable to the corporation or its directors.
     (c) Derivative Arrangements shall be disclosed pursuant to the forgoing provision of Section 11(b) of this Article II without regard to whether (i) the derivative, swap or other transactions convey any voting rights in shares of capital stock of the corporation to any Nominating Person that has entered into, directly or indirectly, any such Derivative Arrangement, (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (iii) any Nominating Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions.
     (d) A stockholder giving notice of nomination pursuant to this Section 11 of Article II shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.
     (e) Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or a special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.
     (f) Notwithstanding the foregoing provisions of this Section 11 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11 of Article II; provided however, that any references in this Section 11 of Article II to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 11 of Article II. Nothing in this Section 11 of Article II shall be deemed to affect any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the certificate of incorporation or these by-laws.
     Section 12.   Definitions. For purposes of this Article II (a) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (b) “beneficial ownership” shall have the meaning ascribed to it under Rule 13d-3 under the Exchange Act, provided that, notwithstanding Rule 13d-3(d)(1)(i), a person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security whether or not such right is exercisable within 60 days.
     Section 13.   Conduct of the Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with the certificate of incorporation or such rules and regulations as adopted by the Board of Directors, the chairman at any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the security and proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Sections 10 and 11 of this Article II and, if any proposed nomination or business is not in compliance with such Sections, to declare that such defective proposal or nomination shall be disregarded. For purposes of this Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     Section 14.   Postponement of Meeting of Stockholders. Subject to the provisions of the certificate of incorporation or applicable law, the Chairman of the Board of Directors or the Board of Directors shall have the power to postpone any meeting (including any reconvened meeting) of the stockholders of the corporation from time to time without notice (other than public announcement not less than 48 hours prior to the time of such meeting).
ARTICLE III
Board of Directors
     Section 1.   Number of Directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voted separately as a class or classes) shall not be less than three nor more than fifteen, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the whole Board.
     Section 2.   Vacancies. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.
     Section 3.   Annual Meetings. The annual meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board of Directors who are then present shall determine, for the organization present shall determine, for the organization of the Board of Directors, the election or appointment of officers of the corporation for the ensuing year and the transaction of such other business as may be properly brought before such meeting.
     Section 4.   Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, shall be held at such times and places either within or without the State of Delaware and on such notice, if any, as the Board of Directors may from time to time determine.
     Section 5.   Special Meetings. Special meetings of the Board of Directors may be called by order of the President, Chief Executive Officer or the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the directors then in office. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing, emailing, using other electronic means of communication or delivering personally such notice at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by law, the certificate of incorporation or these by-laws, any and all business of the corporation, may be transacted at any special meeting.
     Section 6.   Attendance by Communications Equipment. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any required notice of the place of the meeting at which participation is by means of conference telephone or similar communications equipment shall be sufficient if such notice designates as the place of the meeting the place at which one or more of the participants in the meeting is located at the time the meeting is held.
     Section 7.   Organization. Every meeting of the Board of Directors shall be presided over by the President, or, in his absence, a Vice President. In the absence of the President and any Vice President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in the Secretary’s absence, the presiding officer shall appoint any person to act as secretary of the meeting.
     Section 8.   Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the whole Board) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by law, the certificate of incorporation or these by-laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.
     Section 9.   Compensation. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board of Directors as may be prescribed by the Board of Directors and shall be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties; the foregoing shall not be construed as prohibiting the payment to any director of compensation for services rendered in any other capacity.
     Section 10.   Resignation. Any director may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, or if none, by the Chief Executive Officer, President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.
ARTICLE IV
Officers
     Section 1.   General. The Board of Directors shall have the exclusive right to elect the officers of the corporation, which shall include a President, one or more Vice Presidents, a Secretary, a Treasurer and such other or additional officers (including, without limitation, one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors in its sole discretion may designate.
     Section 2.   Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may be removed from office, either with or without cause, at any time only by the affirmative vote of a majority of the whole Board. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term only by the Board of Directors.

     Section 3.   Powers and Duties. Each of the officers of the corporation shall have such powers and duties as generally pertain to his or her respective office as well as such powers and duties as from time to time may be conferred upon him or her by the Board of Directors, except that such powers and duties may from time to time be expanded, restricted or limited only by the Board of Directors. Unless otherwise determined by a majority of the Board of Directors after the adoption of these by-laws, the President shall be the chief executive officer of the corporation.
ARTICLE V
Capital Stock
     Section 1.   Certificates of Stock. Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman, or the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation. If certificates are signed by a transfer agent acting in behalf of the corporation, and a registrar, the signatures of the officers of the corporation may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is delivered, it may be issued and delivered by the corporation with the same effect as if he were such officer at the date of issue and delivery. Notwithstanding the forgoing provisions regarding certificates for stock, the Board of Directors may provide that some or all of any or all classes or series of the corporation’s common or any preferred stock may be uncertificated.
     Section 2.   Appointment of Transfer Agent. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class or series, and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.
     Section 3.   Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require. Uncertificated shares of stock may be transferred in accordance with such rules and regulations as the Board of Directors may deem expedient concerning such transfer.
     Section 4.   Replacement of Certificates of Stock. In case any certificate for the capital stock of the corporation shall be lost, stolen or destroyed, the corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, as shall be deemed necessary or advisable by it.
     Section 5.   Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
     Section 6.   Fixing the Date for Determination of Stockholders of Record. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or any other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.
ARTICLE VI
Miscellaneous
     Section 1.   Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and state of incorporation.
     Section 2.   Fiscal Year. The fiscal year of the corporation, which the Board of Directors shall have the power to fix, and from time to time to change, shall end on the Saturday closest to December 31 of each year, and the following fiscal year shall commence on the next following Sunday.
     Section 3.   Waiver of Notice. Any notice required to be given under the provisions of these by-laws or otherwise may be waived by the stockholder, director, member of any committee or officer to whom such notice is required to be given, before or after the meeting or other action of which notice was required to be given.
ARTICLE VII
Amendments
     These by-laws may be amended, altered, changed or repealed, or new by-laws (not inconsistent with any provision of law or the certificate of incorporation) may be adopted, by the affirmative vote of a majority of the whole Board at any meeting of the Board of Directors, subject to the power of the stockholders to amend, alter, change or repeal any by-law adopted, amended, changed or repealed by the Board of Directors. Except as otherwise required by law or the certificate of incorporation, these by-laws may be amended, altered, changed or repealed, or new by-laws (not inconsistent with any provision of law or the certificate of incorporation) may be adopted, by the stockholders only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of the corporation entitled to vote thereon (considered as one class for purposes of this Article VII). Notice of the proposal to adopt, amend, alter, change or repeal any one or more provisions of these by-laws of the corporation, or to adopt new by-laws, as the case may be, shall be included in the notice of such meeting of the Board of Directors or of the stockholders, as the case may be.